Exhibit 10.1
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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of January 2, 1995 by and between ADOLPH F. CALOVI as Employee (referred to as "Employee") and Citizens Investments, Inc. as Employer (referred to as "Citizens").

         Intending to be legally bound hereby, Citizens and Employee agree as follows:

         1. Citizens agrees to employ Employee for a period of four years from the effective date specified in paragraph 9 hereof. For the first year of the four year term, Employee shall have the title and duties of President and Chief Executive Officer of Citizens. During the final three years of the term, Employee shall have the title and duties of Vice Chairman of the Board of Citizens.

         2. Employee shall perform such executive duties for Citizens, consistent with his office, as are reasonably assigned by Citizens' Board of Directors. It is contemplated that Employee will work approximately thirty hours per week (and, subject to illness or authorized leave, in any event a minimum of twenty hours per week), for forty weeks each year. Employee will not be required to relocate or to accept travel obligations beyond that which has been customary in the past.

         3.  Employee  shall be paid One  hundred  thirty-one  thousand  dollars
($131,000) per year as base payment, for each of the four years of this Agreement. Each year of this Agreement, this base payment shall be paid in equal biweekly payments.

         4. Citizens shall provide Employee with all benefits offered officers of Citizens and/or its subsidiaries, and shall provide Employee with the use of an appropriate automobile.

         5. Employee shall be entitled to four weeks of vacation per year.

         6. Citizens shall reimburse Employee for all expenses incurred by Employee on Citizen's behalf, including, but not limited to, travel (for example, automobile and air fare costs) and entertainment expenses. Employee is not obligated to incur expenses on Citizens' behalf.

         7. If, during the four year term of this Agreement, Employee's employment with Citizens terminates for any reason (including but not limited to death or disability) other than Employee's voluntary written resignation or embezzlement or fraud committed against Employer or due to the material default by Employee of his obligations hereunder, which default shall continue sixty days after written notice thereof (specifying in detail the nature of the default) shall have been provided to Employee, (a) Citizens shall be fully liable to pay to Employee or his Personal Representative all remaining base payment referred to in Paragraph Three of this Agreement for the remaining part of the four year term, and (b) Citizens shall be required to provide the benefits (referred to in Paragraphs Four and Five, above) only through the effective date of termination and reimbursement for expenses that Employee incurred on behalf of Citizens (referred to in Paragraph Six above) only through the effective date of termination.


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         8.  Employee may  terminate  this  Agreement at any time, in which case
Citizens shall be obligated to provide to Employee all payments, benefits, reimbursements and other things, that have accrued in favor of Employee through the effective date of such termination by Employee.

         9. This Agreement is effective January 15, 1995, which effective date shall be the first day of the first year of this Agreement.

         10. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New Jersey. Should any provision of this Agreement be determined to violate such law, all the other provisions of this Agreement shall remain in full force and effect.

         11. If Citizens contests, breaches, or fails to comply in any respect with this Agreement, other than as a result of a breach by Employee of Employee's obligations hereunder, Citizens shall be required to pay to Employee all costs and expenses (including but not limited to attorneys' fees) incurred by Employee in connection with the contest, breach and/or failure to comply.

         12. This Agreement is binding on the successors of Citizens.

         13. This Agreement may be amended or modified only in writing signed by Employee and appropriate representatives of Citizens.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                             FOR EMPLOYER:

ATTEST:                                      CITIZENS INVESTMENTS, INC.

/s/ Bernice Kendall                          /s/ Bernard Brown
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Dated: November 16, 1994                     By:
                                             Chairman

WITNESS:                                     FOR EMPLOYEE:

/s/ Linda Crispin                            /s/ Adolph F. Calovi
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Dated: November 16, 1994                     Adolph F. Calovi